(h)(10)(iii)

AMENDED

CUSTODIAL UNDERTAKING IN CONNECTION

WITH MASTER REPURCHASE AGREEMENT

THIS AMENDED CUSTODIAL UNDERTAKING IN CONNECTION WITH MASTER REPURCHASE AGREEMENT (the “Agreement”), dated as of June 15, 2007, is by and between Each Investment Company and/or Portfolio Series or Fund of Each Investment Company Identified on Schedule A Hereto (“Aeltus Funds”), Morgan Stanley & Co. Incorporated (“Seller”), and The Bank of New York (“Custodian”).

W I T N E S S E T H:

WHEREAS, Aeltus Funds, Seller, and Custodian are parties to that certain Custodial Undertaking in Connection with Master Repurchase Agreement dated as of November 8,2 004 (the “Custodial Undertaking Agreement”); and

WHEREAS, Aeltus Funds, Seller, and Custodian desire to amend the Custodial Undertaking Agreement to (i) delete ING GET Fund – Series M, N, P, Q, and R and the ING Classic Index Plus Fund which were liquidated and dissolved, and (ii) reflect the name change of ING Aeltus Money Market Fund which is now ING Money Market Fund, the ING Equity Income Fund which is now ING Growth and Income Fund; and the ING International Growth Fund which is now ING International Equity Fund, and to otherwise update the names of client accounts on Schedule A, and (ii) update the account information relating to client accounts on Schedule III;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Aeltus Funds, Seller and Custodian agree that the Custodial Undertaking Agreement is herby amended as follows:

1.     Schedule A shall be replace din its entirety with the attached Schedule A thereby accurately reflecting the clients for whom ING is acting as agent under the Master Repurchase Agreement.

2.     Schedule III shall be replaced in its entirety with the attached Schedule III thereby adding the updated account information relating to the clients for whom ING is acting as agent under the Master Repurchase Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above noted, to be effective on the date set forth above.

Aeltus Funds:	Each Investment Company and/or Portfolio Series or Fund of Each
Investment Company Identified as Schedule A Hereto

By: /s/ Todd Modic_________________________________________

Title: Senior Vice President____________________________________

Seller:	Morgan Stanley & Co. Incorporated

By: /s/ Steven T. Naftzger_____________________________________

Title: /s/ Authorized Signator___________________________________

Custodian:	The Bank of New York

By: /s/ John Vinci___________________________________________

Title: Managing Director______________________________________

 (h)(10)(iii)

SCHEDULE A

LIST OF AELTUS FUNDS

(Updates effective June 15, 2007)

ING GET FUND

ING GET Fund (Series S-v)*

ING SERIES FUND, INC.

Brokerage Cash Reserves

ING 130/30 Fundamental Research Fund

ING Money Market Fund

ING Balanced Fund

ING Growth and Income Fund

ING Growth Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING International Equity Fund

ING Small Company Fund

ING Strategic Allocation Moderate Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Conservative Fund

ING VP BALANCED PORTFOLIO, INC.

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

ING VP Strategic Allocation Moderate Portfolio

ING VP Strategic Allocation Growth Portfolio

ING VP Strategic Allocation Conservative Portfolio

ING VP INTERMEDIATE BOND PORTFOLIO

ING VP MONEY MARKET PORTFOLIO

ING VARIABLE FUNDS

ING VP Growth and Income Portfolio

ING VARIABLE PORTFOLIOS, INC.

ING VP Growth Portfolio

ING VP Index Plus LargeCap Portfolio

ING VP Index Plus MidCap Portfolio

ING VP Index Plus SmallCap Portfolio

ING VP International Equity Portfolio

ING VP Small Company Portfolio

(h)(10)(iii)

ING VP Value Opportunity Portfolio

*ING GET Fund – Series M, N, P, Q, and R are no longer and active funds.

SCHEDULE III

LIST OF AELTUS FUNDS ACCOUNT INFORMATON (6/15/07)

Account Information for Delivery of Buyer’s Securities and Cash

                    ABA#: 021000018

                    GLA/111-567 (only for Tri Party Repo’s)

                    Bank/Custodian: The Bank of New York

ACCOUNT NAME	ACCOUNT NUMBER	CID	ORG-CODE
Brokerage Cash Reserves	464062	901468-1989	033-001-025
ING 130/30 Fundamental Research Fund	464599	901468-4473	033-001-025
ING Money Market Fund	464064	901468-1997	033-001-025
ING Balanced Fund	464764	901468-1245	033-001-025
ING Growth and Income Fund	464723	901468-1164	033-001-025
ING GET Fund Series S	464638	901468-2128	033-001-025
ING GET Fund Series T	464640	901468-2136	033-001-025
ING GET Fund Series U	464642	901468-2144	033-001-025
ING GET Fund Series V	464644	901468-2152	033-001-025
ING Growth Fund	464762	901468-1172	033-001-025
ING Index Plus LargeCap Fund	462726	901468-1369	033-001-025
ING Index Plus MidCap Fund	464727	901468-1202	033-001-025
ING Index Plus SmallCap Fund	464725	901468-1210	033-001-025
ING International Equity Fund	464204	901468-1946	033-001-025
ING Small Company Fund	464729	901468-1148	033-001-025
ING Strategic Allocation Moderate Fund	464719	901468-1970	033-001-025
ING Strategic Allocation Growth Fund	464720	901468-1954	033-001-025
ING Strategic Allocation Conservative Fund	464722	901468-1962	033-001-025
ING VP Balanced Portfolio, Inc.	464428	901468-2055	033-001-025
ING VP Growth and Income Portfolio	464402	901468-1105	033-001-025
ING VP Growth Portfolio	464404	901468-1059	033-001-025
ING VP Index Plus LargeCap Portfolio	464406	901468-1377	033-001-025
ING VP Index Plus MidCap Portfolio	464408	901468-1067	033-001-025
ING VP Index Plus SmallCap Portfolio	464410	901468-1075	033-001-025
ING VP Intermediate Bond Portfolio	464400	901468-1113	033-001-025
ING VP International Equity Portfolio	464460	901468-2004	033-001-025
ING VP Money Market Portfolio	464412	901468-2063	033-001-025
ING VP Small Company Portfolio	464414	901468-2012	033-001-025
ING VP Strategic Allocation Moderate Portfolio	464416	901468-2039	033-001-025
ING VP Strategic Allocation Growth Portfolio	464418	901468-2020	033-001-025
ING VP Strategic Allocation Conservative Portfolio	464420	901468-2047	033-001-025
ING VP Value Opportunity Portfolio	464424	901468-1083	033-001-025